Registration No. 333-144434
As filed with the Securities and Exchange Commission on October 19, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT No.1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERAL ENVIRONMENTAL MANAGEMENT, INC.

Nevada	94-3360099
(State or other jurisdiction or	(I.R.S. Employer
incorporation or organization)	Identification No.)

3191 Temple Avenue,  Suite 250
Pomona, California 91768
(909) 444-9500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

General Environmental Management, Inc, 2007 Stock Incentive Plan
(Full Title of Plan)

Timothy J. Koziol
Chief Executive Officer
General Environmental Management, Inc.
3191 Temple Avenue, Suite 250
Pomona, California 91768
(909) 444-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to
Audie J. de Castro Esq.
de Castro P.C.
309 Laurel Street
San Diego, CA 92101
(619) 702-8690

CALCULATION OF REGISTRATION FEE*

TITLE OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

* The Registration Fee was previously calculated in connection with the filing of the Registration Statement on July 10, 2007 (File No. 333-144434).
No exhibits are filed with this Post-Effective Amendment.

EXPLANATORY STATEMENT

On July 10, 2007 General Environmental Management, Inc., Inc. (the “ Company ”) filed a Registration Statement on Form S-8 (File No. 333-144434) (the “ Registration Statement ”) which registered 5,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock ”), reserved for issuance under the Company’s  2007 Stock Incentive Plan (the “ Plan ”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all shares of Common Stock reserved for issuance under the Plan that have not yet been issued.

Accordingly, the Company hereby deregisters the shares of Common Stock that have not been issued and will not be issued under the Plan. Upon effectiveness hereof, no shares of Common Stock remain registered for issuance under the Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona and State of California, on this 19th day of October, 2007.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.

By:	/s/ Timothy J. Koziol
By: TIMOTHY J. KOZIOL
CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Timothy J. Koziol his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith,  as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Timothy J. Koziol	Chief Executive Officer and Director	October 19, 2007
Timothy J. Koziol

/s/ Brett M. Clark	Chief Financial Officer	October 19, 2007
Brett M. Clark

/s/ Clyde E. Rhodes	Director	October 19, 2007
Clyde E. Rhodes

/s/ James P. Stapleton	Director	October 19, 2007
James P. Stapleton

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